UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2006
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI	48034
(Address of principal executive offices)	(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
Supplemental Indenture
Lear Corporation (“Lear”) is currently a party to an Indenture dated as of February 20, 2002 (as supplemented, the “Indenture”) by and among Lear, the Guarantors defined therein and The Bank of New York Trust Company, N.A. (as successor to The Bank of New York), as trustee, relating to Lear’s Zero-Coupon Convertible Senior Notes due 2022. On June 14, 2006, Lear executed Supplemental Indenture No. 4 to the Indenture (the “Supplemental Indenture”). The Supplemental Indenture eliminated the covenants and related provisions in the Indenture that restricted Lear’s ability to incur liens and enter into sale and lease-back transactions. Lear issued a press release on June 14, 2006 relating to the execution of the Supplemental Indenture. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The foregoing summary of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture attached hereto as Exhibit 10.1 and incorporated by reference herein.
Section 3 — Securities and Trading Markets
Item 3.01 Material Modification to Rights of Security Holders
The information set forth in Item 1.01 with respect to the Supplemental Indenture is incorporated herein by reference.
Section 8 — Other Events
Item 8.01 Other Events
On June 14, 2006, Lear issued a press release announcing the expiration and final results of its cash tender offer and consent solicitation with respect to its outstanding Zero-Coupon Convertible Senior Notes due 2022. A copy of the press release is incorporated by reference herein as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Supplemental Indenture No. 4, dated as of June 14, 2006, among Lear Corporation, the Guarantors set forth therein and The Bank of New York Trust Company, N.A. (as successor to The Bank of New York), as trustee.

99.1	Press Release of Lear Corporation issued June 14, 2006.

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SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: June 14, 2006	By:	/s/ Daniel A. Ninivaggi
		Name:	Daniel A. Ninivaggi
		Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Supplemental Indenture No. 4, dated as of June 14, 2006, among Lear Corporation, the Guarantors set forth therein and The Bank of New York, as trustee.

99.1	Press Release of Lear Corporation issued June 14, 2006.

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